Exhibit 10.1

Contract Amendment #1

This Amendment issued this 16th day of June, 2020, serves as modification to the Agreement between HyperSolar, Inc (“Sponsor”) and The University of Iowa ("University") dated 1st of June, 2019 for the project under the direction of Syed Mubeen.

The terms of the Agreement are hereby modified as follows:

1.2	Add the following: The Contract Period is hereby extended through August 31, 2020.

All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, represented by officials authorized to bind them, have caused this Amendment to be executed in duplicate as of the date(s) set forth below.

SPONSOR	THE UNIVERSITY OF IOWA

/s/ Timothy Young______________	/s Wendy Beaver
By: Name: Timothy Young, CEO	By: Wendy Beaver
Title:	Title: Executive Director

Date: 6-24-20_________________	Date: 6-24-20__________________